                                   RESTRICTED

NUMBER                                                                   SHARES

                                ARCHIVALCD, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

                                                           CUSIP  039574  10  8

                                  COMMON STOCK

THIS CERTIFIES THAT:

Is owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.01 PAR VALUE EACH OF
                                 ARCHIVALCD,INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or
hereafter amended. This certificate is not valid until countersigned by the
Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                                                  Countersigned
                                                        By:____________________
                                                        Authorized Signature

                                 ARCHIVALCD, INC.
                                 CORPORATE SEAL
                                      1998
                                    DELAWARE

/s/ Brenda L. Hay                                             /s/ Daniel J. Hay
Vice President/Secretary                                          CEO/President